Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING Q4 & FULL-YEAR 2013

CONFERENCE CALL TUESDAY MARCH 11, 11 AM EST

TORONTO, ONTARIO - (March 10, 2014) - McEwen Mining’s (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with members of senior management, will be hosting a conference call Tuesday March 11, 2014 at 11 AM EST to provide the Q4 and full-year 2013 Company update.

WEBCAST:

http://www.gowebcasting.com/lobby/5325

TELEPHONE:

Participant dial-in number(s): 416-340-2218 / 866-223-7781

REPLAY:

Dial-in number(s): 905-694-9451 / 800-408-3053
Pass code: 5937907

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of March 10, 2014, McEwen Mining has an aggregate of 297,159,359 million shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com